                                  PURCHASE AGREEMENT



                                        AMONG



                               MELVIN SOSNICK COMPANY,
                                CAPITAL CIGAR COMPANY

                                         AND


                                 CERTAIN SHAREHOLDERS


                                         AND


                            CORE-MARK INTERNATIONAL, INC.



                                Dated January 31, 1997

                                  TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

1.  Sale and Transfer of Assets.............................................  1

2.  Purchase Price..........................................................  3

3.  Incentive Payments......................................................  4

4.  Assumption of Liabilities...............................................  5

5.  Representations and Warranties of Seller................................  5
    (a)  Organization and Good Standing...................................... 6
    (b)  Execution and Effect of Agreement..................................  6
    (c)  No Contravention...................................................  6
    (d)  Title to Assets....................................................  6
    (e)  Contracts..........................................................  6
    (f)  Absence of Certain Changes or Events...............................  7
    (g)  Compliance with Laws...............................................  7
    (h)  Financial Statements...............................................  7
    (i)  Litigation: Consents...............................................  8
    (j)  Insurance..........................................................  8
    (k)  Employees..........................................................  8
    (l)  Environmental Matters..............................................  8
    (m)  Taxes..............................................................  9
    (n)  Permits and Approvals.............................................  10
    (o)  Affiliate Transactions............................................. 10
    (p)  Inventory.......................................................... 10
    (q)  Accounts Receivable................................................ 10
    (r)  Fixed Assets....................................................... 10
    (s)  Employee Benefit Plans............................................. 10
    (t)  Customers.......................................................... 11

6.  Representations and Warranties of Buyer................................. 12

7.  Covenants of Seller..................................................... 12

8.  Covenants of Buyer...................................................... 14

9.  Conditions Precedent to Buyer's Obligations............................. 14

10. Conditions Precedent to Seller's Obligations............................ 15

11. The Closing............................................................. 16

12. Further Assurances...................................................... 19

13. Use of Name............................................................. 19

14. Use of Facilities....................................................... 19

15. Labor and Employment Matters............................................ 19

16. Non-Competition Covenants............................................... 21

17. Survival of Representations, Warranties and Covenants................... 22

18. Certain Definitions..................................................... 22

19. Indemnification......................................................... 23

20. Defense of Claims....................................................... 24

21. Bulk Sales Compliance................................................... 24

22. Termination............................................................. 24

23. Brokerage and Finder's Fees............................................. 25

24. Notices................................................................. 25

25. Entire Agreement........................................................ 26

26. Successors.............................................................. 26

27. Section Headings........................................................ 26

28. Applicable Law.......................................................... 27

29. Expenses................................................................ 27

30. Severability............................................................ 27

31. Counterparts............................................................ 27

                                EXHIBITS AND SCHEDULES
                                ----------------------

Exhibit A     -    Fixed Assets

Exhibit B     -    Customer Sales

Exhibit C     -    Contracts, Agreements and Personal Property Leases

Exhibit D     -    Opinion of Seller's Counsel

Exhibit E     -    Non-Competition Agreement

Exhibit F     -    Employment Agreement

Exhibit G     -    Escrow Agreement


Schedule 5(d) -    Liens

Schedule 5(e) -    Contracts

Schedule 5(i) -    Litigation

Schedule 5(k) -    Employees

Schedule 5(l) -    Environmental Matters

Schedule 5(n) -    Permits

Schedule 5(o) -    Affiliate Transactions

Schedule 5(s) -    Employee Benefit Plans

Schedule 5(t) -    Customers

                                  PURCHASE AGREEMENT

    AGREEMENT, made this 31st day of January, 1997, by and among Melvin Sosnick Company, a California corporation ("MSC"), Capital Cigar Company, a California corporation ("CCC", and together with "MSC", "Seller"), and Ronald Sosnick, Leslie Sosnick, Craig Sosnick, Gary Sosnick, Susan Sabes, Peter Sosnick Trust, Sylvia Sosnick, Jeffrey Sosnick, David Sosnick, and Joel Sosnick (the "Shareholders"), and Core-Mark International, Inc., a Delaware corporation ("Buyer").

                                 W I T N E S S E T H:

    WHEREAS, Ronald Sosnick, Leslie Sosnick, Craig Sosnick, Gary Sosnick, Susan Sabes, Peter Sosnick Trust, Sylvia Sosnick, Jeffrey Sosnick, and Joel Sosnick own all the outstanding capital stock of MSC;

    WHEREAS, Ronald Sosnick, Craig Sosnick, Gary Sosnick, Susan Sabes, Peter Sosnick Trust, David Sosnick, and Joel Sosnick own all the outstanding capital stock of CCC;

    WHEREAS, Seller is engaged in the business of distribution of tobacco, confectionery, groceries and other consumer items to the convenience retail industry (the "Business");

    WHEREAS, Buyer desires to purchase and acquire from Seller, and Seller desires to sell, assign and transfer to Buyer, substantially all of the assets, properties and business as a going concern, of the Business, in consideration for the purchase price, the assumption of certain liabilities and obligations of Seller, and upon the terms and subject to the conditions hereinafter set forth;

    WHEREAS, the Boards of Directors and shareholders of MSC and CCC have approved the sale of the Business on the terms and conditions hereinafter set forth; and

    WHEREAS, the Board of Directors of Buyer has approved the acquisition of the Business on the terms and conditions hereinafter set forth;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

    1. SALE AND TRANSFER OF ASSETS. On the Closing Date (as hereinafter defined), subject to the terms and conditions hereinafter set forth, Seller agrees to sell, convey, assign, transfer and deliver to Buyer, and Buyer agrees to purchase from Seller, all of the right, title and interest of Seller in and to all of the following assets and properties of the Business, other than the Excluded Assets (as defined below) (the assets sold, conveyed, assigned and transferred by Seller to Buyer are hereinafter collectively referred to as the "Assets") including:

         (a) all the furniture, fixtures, machinery, vehicles, equipment and spare parts (hereinafter collectively referred to as the "Fixed Assets") of Seller listed on Exhibit A hereto;

         (b) all inventories of cigarettes, affixed and unaffixed tax stamps, confections, cigars, tobacco, candies, health and beauty care products, general merchandise, groceries, frozen foods and other finished goods of the Business (the "Inventory"), and all warranties and warranty claims relating thereto and rights of return with respect thereto;

         (c) all packaging materials and other supplies of Seller (the "Supplies");

         (d) each of the contracts, agreements and personal property leases, listed on Exhibit C hereto and marked with an asterisk, including leases of equipment and vehicles used in the Business, as to which mutually acceptable arrangements shall be made for such equipment and vehicles to be leased by or otherwise transferred to Buyer, and copies of which have previously been delivered to Buyer;

         (e) all unfilled sales orders with customers relating to the Business, in existence on the Closing Date and entered into in the ordinary course of Seller's business;

         (f) all unfilled purchase orders with suppliers relating to the Business, in existence on the Closing Date and entered into in the ordinary course of Seller's business;

         (g) all customer and client lists, including all route and price information and customer correspondence, and merchandise and sales promotion materials of Seller relating to the Business;

         (h) all trade accounts receivable of the Business (the "Accounts Receivable") in existence on the Closing Date;

         (i) all of Seller's books and records pertaining to the Business, including, without limitation, all books of account, together with all files, contracts, instruments, data (including, without limitation, data stored on electronic media), correspondence and other documents pertaining to the assets, properties and business being acquired by Buyer hereunder; provided, however, that Buyer shall preserve such books and records and Seller shall have the right of reasonable access to and examination of such books and records, including the right to make copies thereof, for a period of five (5) years from the Closing Date upon reasonable notice to Buyer and during normal business hours; and

         (j) all federal, state, local and other governmental licenses, permits, approvals and authorizations associated with or necessary for conduct of the Business as conducted on the Closing Date, other than those which are not transferable.

    Notwithstanding anything to the contrary contained herein, it is understood that Seller is not selling and Buyer is not buying (i) any real property or leasehold interests or leasehold improvements in real property of Seller;
(ii) computer software of Seller from J.D. Edwards or any obligations of Seller for computer software development from J.D. Edwards; (iii) any cash or cash equivalents of Seller; (iv) the names "Melvin Sosnick Company" or "Capital Cigar Company" or any simulations or variations thereof or any trademarks, trade names or service marks connected therewith; or (v) the minute books, stock record books, stock ledgers and tax records of Seller (collectively, the "Excluded Assets").

    2.   PURCHASE PRICE.

         (a) The aggregate purchase price ("Purchase Price") for the Assets sold, transferred and conveyed to Buyer by Seller hereunder shall be an amount equal to the sum of (i) the book value, as reflected on the books and records of the Business on the Closing Date, of the Accounts Receivable (net of reserves);
(ii) the book value, as reflected on the books and records of the Business on the Closing Date, of the Inventory, based on (x) Seller's normal, consistently used costing policy for such items which generally represents the most recent invoice cost therefor less manufacturers' cash discounts, and (y) a physical inventory taken jointly by Seller and Buyer as of the close of business on the Friday immediately prior to the Closing Date; (iii) the depreciated book value, as reflected on the books and records of the Business on the Closing Date, of the Fixed Assets of the Business; (iv) $3,000,000 to be paid to Seller; and
(v) any amounts to be paid pursuant to Section 3. The Purchase Price minus the Reserve Amount specified in Section 2(b), minus the Escrow Amount specified in
Section 2(c) and minus the Employee Credit Amount specified in Section 15(e) shall be paid to Seller on the Closing Date by wire transfer of federal funds to an account or accounts specified by Seller prior to the Closing Date. The parties hereto shall mutually agree on the calculation of the Purchase Price to be paid on the Closing Date as of the close of business on the Friday immediately prior to the Closing Date. Seiler & Co., independent public accountants for Seller, and Buyer shall jointly prepare a balance sheet of Seller as of the Closing Date with separate line items for Accounts Receivable, Inventory and Fixed Assets, and Buyer and Seller shall mutually sign a certificate setting forth the aggregate Purchase Price.

         The Purchase Price shall be allocated pursuant to a schedule to be furnished to Seller by Buyer and agreed upon by Seller and Buyer prior to the Closing.

         (b) An amount equal to twenty percent (20%) of the book value of both the Accounts Receivable and Inventory, as calculated and agreed in accordance with Section 2(a), shall be held in reserve by Buyer and not paid to Seller on the Closing Date (the "Reserve Amount"). For a period of 90 days from and after the Closing Date (the "Adjustment Period"), Buyer and Seller shall use commercially reasonable efforts in the ordinary course of their business to collect the Accounts Receivable purchased hereunder. During the Adjustment Period, Buyer shall use commercially reasonable efforts to sell the oldest saleable Inventory from a particular location of Buyer prior to selling any newer Inventory from such location. In the event that during the Adjustment Period, Seller receives or otherwise collects any amounts in respect of the Accounts Receivable, Seller shall segregate and promptly remit such amounts to Buyer, and if such amounts are in the form of a check, Seller agrees to endorse such checks and deliver them to Buyer. If and to the extent that the amount of the Accounts Receivable collected by Buyer during the Adjustment Period exceeds an amount equal to 80% of the book value of the Accounts Receivable (as calculated and agreed in accordance with Section 2(a)), Buyer shall pay such excess amount (after collection of an amount equal to 80% of the book value of the Accounts Receivable) to Seller out of the Reserve Amount on a weekly basis during the Adjustment Period. At the conclusion of the Adjustment Period, if any Accounts Receivable have not been collected by Buyer, all rights of collection with respect to such Accounts Receivable will be promptly returned to Seller at Seller's cost and expense. At the conclusion of the Adjustment Period, Buyer shall pay Seller out of the Reserve Amount an amount, if any, equal to the Inventory sold by Buyer during the Adjustment Period less an amount equal to 80% of the book value of the Inventory (as calculated and agreed in accordance with Section 2(a)). Buyer shall be entitled to any portion of the Reserve Amount remaining after payments have been made to Seller pursuant to this Section 2(b). Any Inventory remaining unsold at the conclusion of the Adjustment Period which is determined by Buyer, in good faith, to not be saleable within 12 months of the Closing Date in the ordinary course of Buyer's business ("Non-Saleable Inventory") shall be either sold to Buyer at a mutually agreed price or promptly returned to Seller in accordance with Seller's directions and at Seller's cost and expense. If requested by Seller, Buyer agrees to use commercially reasonable efforts to return any Non-Saleable Inventory to the supplier thereof and all amounts or credits received by Buyer from suppliers for the return of such Inventory, less any costs incurred by Buyer, shall be promptly remitted to Seller.

         (c) At the Closing, $1,500,000, which amount shall constitute the Escrow Amount, shall be delivered by Buyer to the Escrow Agent for deposit in accordance with the terms of the Escrow Agreement. All funds deposited with the Escrow Agent shall be applied by the Escrow Agent in accordance with the terms of the Escrow Agreement to pay to Buyer any amounts owing under Section 19(a). Except as otherwise provided in the Escrow Agreement, any amounts remaining in the Escrow Account shall be paid by the Escrow Agent to Seller.

    3.   INCENTIVE PAYMENTS

    Attached as Exhibit B is a list of total gross sales (including all taxes) by Seller for the six-month period ended July 31, 1996 ("1996 Seller Gross Sales") to selected customers of Seller who continued to be customers of Seller as of December 31, 1996, including Chevron ("Seller's Current Customers"), which list separately includes the gross sales during that period for each such customer. On or prior to the Closing, Buyer will prepare a comparable list (separately showing sales to each Seller's Current Customer) which shows the total gross sales (including all taxes) by Buyer and its subsidiaries for the six-month period ended July 31, 1996 ("1996 Buyer Gross Sales") to the Seller's Current Customers. The sum of the 1996 Seller Gross Sales and the 1996 Buyer Gross Sales shall be referred to as the "1996 Combined Gross Sales". Buyer will prepare a comparable list (separately showing sales to each Seller's Current Customer) which shows the total gross sales (including all taxes) by Buyer and its subsidiaries for the six-month period ended July 31, 1997 ("1997 Gross Sales") to the Seller's Current Customers; provided that 1997 Gross Sales shall also include total gross sales (including all taxes) by Buyer and its subsidiaries during the six-month period ended July 31, 1997 to customers of Buyer (other than chain accounts) which (a) were not customers of Buyer as of January 31, 1997 and (b) were generated by employees of Buyer who were previously employees of Seller as of the date hereof. To the extent that the total amount of the 1997 Gross Sales exceeds 90% of the total amount of the 1996 Combined Gross Sales, Buyer shall be obligated to pay Seller at the rate of $100,000 for each one per cent (1%) increase above 90% of 1996 Combined Gross Sales. Buyer shall pay Seller for fractional percentages above 90% on a pro rata basis. Buyer agrees to make this payment to Seller by no later than August 31, 1997; provided that the amount of any such payment to which Seller is entitled shall be decreased by the amount of any Indemnifiable Losses of Buyer and its affiliates under Section 19 arising prior to such payment.

    4.   ASSUMPTION OF LIABILITIES.

         (a) Buyer hereby agrees that as of the Closing it will assume and agree to pay, perform and discharge the following liabilities and obligations of the Business: all unperformed and unfulfilled obligations which are required to be performed and fulfilled from and after the Closing Date under (x) the contracts, agreements and personal property leases assigned to Buyer pursuant to
Section 1(d) hereof, and listed on Exhibit C hereto and marked with an asterisk and (y) the unfilled sales and purchase orders assigned to Buyer pursuant to Sections 1(e) and (f) hereof.

         (b) Notwithstanding any provision in this Agreement or any other writing to the contrary, Buyer shall not assume and shall not be liable for any liabilities and obligations of Seller or the Business of whatever nature whether presently in existence or arising hereafter (including without limitation outstanding customer rebates and allowances), other than as expressly provided in Section 4(a) hereof. All such other liabilities and obligations shall be retained by and remain liabilities and obligations of Seller (collectively, the "Excluded Liabilities"). Without limiting the generality of the foregoing, Buyer shall not assume and shall not be liable for any of the following liabilities or obligations of Seller or any Shareholder: (i) any and all taxes levied by and owing to any foreign, federal, state or local taxing authority with respect to the ownership or use of the Assets or the conduct of the Business by Seller, including amounts owed to Yolo County; (ii) any liabilities or obligations related to the Excluded Assets or which are not directly incident to or arising out of or incurred with respect to the Business; (iii) all lawsuits, claims and other liabilities or obligations arising in connection with all actions, suits, claims, investigations or proceedings to the extent relating to the conduct of the Business or the ownership of the Assets by Seller;
(iv) except as otherwise expressly provided in Section 15(a), all liabilities or obligations relating to the employment, failure to employ or termination of employment of any individual with respect to the Business by Seller or relating to or under any labor agreements or employee benefit or compensation arrangements, plans, programs, policies, practices or agreements, including, without limitation, severance or accrued vacation pay, of Seller or for the benefit of employees of Seller; (v) any liability arising under Environmental Laws (as such term is defined in Section 5(1) hereof) with respect to the conduct of the Business by Seller; (vi) any indebtedness for borrowed money or otherwise; (vii) any amounts payable to Seller's affiliates; (viii) any workers' compensation claims relating to employees of Seller; and (ix) any and all accounts payable.

    5. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer as follows:

         (a) ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and Seller is qualified to transact business and is in good standing as a foreign corporation in the State of Nevada and is not required to be so qualified in any other state. Seller has the full corporate power and authority to own its properties, to carry on its business as presently conducted and to sell and convey the Assets to Buyer.

         (b) EXECUTION AND EFFECT OF AGREEMENT. Seller and each Shareholder has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance of Seller's and each Shareholder's obligations hereunder have been duly authorized by all necessary corporate and shareholder action on the part of Seller. This Agreement has been duly executed and delivered by Seller and each Shareholder and constitutes the legal, valid and binding obligation of Seller and each Shareholder, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (the "Enforceability Exceptions"). The Shareholders own all outstanding shares of capital stock of Seller and no other equity interests of Seller are authorized, issued or outstanding and there are no outstanding options with voting rights, warrants or agreements and no preemptive rights relating to the equity interests of Seller.

         (c) NO CONTRAVENTION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(i) violate or conflict with any provision of Seller's Articles of Incorporation or By-Laws, (ii) (with or without the giving of notice or the lapse of time or both) violate, or result in a breach of, or constitute a default under, or conflict with, or give rise to a right of termination of, or accelerate the performance required by, any of the terms of any agreement, lease, mortgage, indenture or other instrument to which Seller or any Shareholder is a party or by which they are bound, or (iii) violate or conflict with any judgment, decree, order or award of any court, governmental body or arbitrator, or, to the knowledge of the management employees, officers and directors of Seller ("Seller's Knowledge"), any law, rule or regulation applicable to Seller or any Shareholder, nor will the same result in the creation of any Liens (as such term is defined in Section 5(d) hereof) upon any of the Assets.

         (d) TITLE TO ASSETS. Seller is the owner of the Assets, and, by the execution and delivery on the Closing Date of the instruments of transfer provided for herein and such other documents as may reasonably be requested by Buyer or its counsel, Buyer will be vested with good and valid title to each of the Assets, free and clear of all liens, mortgages, pledges, imperfections of title, security interests, restrictions, prior assignments, encumbrances and claims of any kind or nature whatsoever (collectively, "Liens"). Except as set forth on Schedule 5(d) hereto, there are no Liens on any of the Assets as of the date hereof.

         (e) CONTRACTS. Exhibit C hereto lists or describes in reasonable detail all written contracts, agreements and personal property leases (other than the Seller's real property leasehold interests and Seller's contracts with respect to computer software from J. D. Edwards) which relate to the Business as of the date hereof.

         The descriptions on Exhibit C hereto of contracts, agreements and personal property leases, copies of which have been delivered to Buyer as of the date hereof, are accurate and such contracts, agreements and personal property leases were entered into in the ordinary course of business of the Business. Except as set forth on Schedule 5(e) hereto, no consent of any third party is required for the assignment of such contracts, agreements and personal property leases to Buyer. Except as set forth in Schedule 5(e) hereto, each contract to be assumed by Buyer is in full force and effect, is valid and enforceable, there are no outstanding disputes thereunder, and Seller is not in breach of any provision thereof where such breach, with or without the giving of notice or the passing of time or both, is reasonably likely to have a material adverse effect on the Assets of the Business or to result in a material loss of customers or a material decrease in net sales of the Business (a "Material Adverse Effect"). Each of Seller's sales orders with customers, comprising part of the Assets, was entered into, and is capable of being filled, in the ordinary course of business of the Business and was executed at prices in conformity with then existing sales prices of Seller. Each of Seller's purchase orders with suppliers, comprising part of the Assets, was entered into in the ordinary course of business of the Business.

         (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1996, the Business has been conducted only in the ordinary course, consistent with past practice and there has not been: (i) any Material Adverse Effect, (ii) any damage, destruction, or casualty loss, whether or not covered by insurance, to any Assets, (iii) any disposition by Seller of any assets relating to the Business other than in the ordinary course of business consistent with past practice, (iv) any Lien created on any Asset, other than the Liens referenced on
Schedule 5(d) hereto, (v) except in the ordinary course of business consistent with past practice, any increase in, or commitment or plan adopted to increase, the wages, salaries, compensation, pension, severance or other benefits or payments to employees of the Business, (vi) any change in accounting methods, principles or practices of Seller relating to the Business, (vii) any loss or threatened or prospective loss by the Business of all or a significant portion of a significant customer's business, or (viii) the agreement of Seller or any of its affiliates to do any of the foregoing.

         (g) COMPLIANCE WITH LAWS. The business and activities of the Business are presently being conducted in compliance with all applicable requirements of laws, ordinances, regulations and rules and all applicable requirements of governmental bodies and agencies having jurisdiction over Seller, except for such non-compliance as is not reasonably likely to have a Material Adverse Effect.

         (h) FINANCIAL STATEMENTS. Seller has previously delivered to Buyer a copy, which has been certified by the Chief Financial Officer of Seller, of the audited financial statements of Seller as of and for the period ended
September 30, 1996 and the unaudited financial reports "Sales Gross Profit by Month" of Seller as of October 26, 1996, November 23, 1996 and December 29, 1996, respectively (collectively, the "Financial Statements"). The Financial Statements present fairly in all material respects the financial position and results of operations of Seller as of the respective dates thereof and for the periods covered thereby in accordance with generally accepted accounting principles applied on a consistent basis, except in the case of the interim statements for normal year-end audit adjustments.

         (i) LITIGATION: CONSENTS. Except as set forth in Schedule 5(i) hereto, there is no action, suit, litigation, administrative or arbitration proceeding or formal governmental inquiry or investigation pending or, to Seller's Knowledge, threatened against Seller with respect to the Business or which seeks to restrain or prohibit or otherwise challenges the consummation, legality or validity of the transactions contemplated hereby. Seller is not in violation of any term of any judgment, decree, injunction or order entered by any court or governmental authority and outstanding against it relating to or with respect to the Business or any Asset. Except as set forth in Schedules 5(d) and 5(e) hereto, no consent, approval or authorization of or filing with any governmental authority or other third party on the part of Seller is required in connection with the execution, delivery and performance of this Agreement or the consummation of any of the transactions contemplated hereby.

         (j) INSURANCE. Seller maintains adequate policies of fire, liability, workers' compensation and other forms of insurance which relate to the Business. Such policies cover risks customarily insured by businesses similar to the Business. All such policies are in full force and effect, the premiums due thereon have been paid, Seller has complied in all material respects with the provisions of such policies and no notice of cancellation or termination has been received with respect to any such policy (except for the lapse of any thereof at the end of its term), it being understood, however, that Seller may terminate all such policies as to the Business as of the Closing Date.

         (k) EMPLOYEES. Schedule 5(k) hereto sets forth the name of each current employee of Seller and each such employee's title, employment date and compensation rate and any labor agreement to which such employee is subject. Except as set forth on Schedule 5(k) hereto, there are no pending or, to Seller's Knowledge, threatened strikes, work stoppages, slowdowns, grievances or other labor disputes with respect to individuals employed by Seller, and Seller has not experienced any such labor controversy within the past two years.
Except as set forth on Schedule 5(k) hereto, there are no pending or, to Seller's Knowledge, threatened complaints or charges with any federal, state or local governmental agency or court with respect to any individual or group of individuals employed by Seller alleging employment discrimination, wrongful termination, any unfair labor practice charges or any other employment-related claim. Except as set forth on Schedule 5(k), no individuals employed by Seller are represented by any labor organization, and no group of such individuals or labor organization with respect to such individuals have made a demand for recognition or have filed a petition seeking a representation proceeding with the National Labor Relations Board within the past two years. Complete copies of all labor agreements which apply to any employees of Seller have been provided to Buyer.

         (l) ENVIRONMENTAL MATTERS. To Seller's Knowledge, except as set forth on Schedule 5(1) hereto:

              (i) the operations of the Business are in compliance in all material respects with all applicable federal, state, local or other governmental statutes, codes, rules, regulations, ordinances, decrees, orders or other requirements of law relating to the protection of human health and safety or the environment (collectively, "Environmental Laws") and all permits issued pursuant to Environmental Laws;

              (ii) the Business has obtained all permits required under all applicable Environmental Laws necessary to operate as it currently operates, and all such permits are in full force and effect;

              (iii) within the two years prior to the date hereof, the Business has not received any written communication alleging, asserting or otherwise indicating that the Business may be in violation of, or may have liability under, any Environmental Laws or any permit issued pursuant to Environmental Laws;

              (iv) the Business has not assumed by contract any material liabilities, contingent or otherwise, under Environmental Laws; and

              (v) complete copies of all reports, studies, recommendations, or assessments that address any issues of compliance with or liability under Environmental Laws ("Environmental Assessments") that could affect the Business have been provided to Buyer.

         (m) TAXES. Seller has accurately prepared and duly and timely filed all tax returns required to be filed by Seller or on behalf of Seller on or prior to the date hereof for all taxes, including cigarette excise tax returns filed with any state authority. All taxes shown to be payable on such tax returns have been paid in full. There are no tax Liens upon any of the assets and all written assessments of taxes due and payable by, on behalf of or with respect to Seller, which if unpaid might result in a Lien upon any of the Assets after giving effect to the transactions contemplated hereby, have been paid by or on behalf of Seller. All amounts required to be withheld by Seller (including from employees of the Business for income taxes, social security and other payroll taxes) have been collected and withheld and have been paid to the respective governmental agencies. None of the Assets is required to be treated as being owned by a person other than Seller pursuant to section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

         For purposes of this Agreement, the term (i) "tax" shall mean all taxes, levies or other like assessments, charges or fees, including, without limitation, income, gross receipts, excise (including cigarette excise taxes), value added, real or personal property, withholding, asset, sales, use, license, payroll, transaction, capital, business, corporation, employment, net worth and franchise taxes, or other governmental taxes imposed by or payable to the United States of America or any State, local or foreign governmental entity, whether computed on a separate, consolidated, unitary, combined or any other basis; and in each instance such term shall include any interest, penalties or additions to tax attributable to any such tax; and (ii) "tax return" shall mean any return, declaration, report, claim for refund, information return or statement relating to taxes, including any schedules or attachments thereto, and including any amendment thereof.

         (n) PERMITS AND APPROVALS. Schedule 5(n) hereto lists all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities of the Business (collectively, the "Permits"). The Permits represent all Permits necessary or required for the conduct of the Business as presently conducted by Seller. Within the past eighteen months, except as set forth on Schedule 5(n) hereto, Seller has not received a written notice alleging a violation or probable violation or notice of revocation or other written communication from or on behalf of any governmental entity, which violation has not been corrected or otherwise settled, alleging (i) any violation of any Permit or (ii) that Seller requires any Permit not currently held by Seller.

         (o) AFFILIATE TRANSACTIONS. Except as set forth on Schedule 5(o) hereto, Seller has not engaged in any transaction with any affiliate or any Shareholder which was (i) material to the business or operations of the Business or (ii) undertaken in contemplation of the sale of the Business.

         (p) INVENTORY. The Inventory relating to the Business was acquired by Seller in the ordinary course of business, and Seller has good and valid title to the Inventory. The Inventory is useable and saleable in a manner consistent with past practices, subject to appropriate reserves in accordance with generally accepted accounting principles applied on a consistent basis.

         (q) ACCOUNTS RECEIVABLE. The Accounts Receivable of the Business represent valid obligations arising from sales actually made in the ordinary course of business and are fully collectible, without offset or other deduction, subject to appropriate reserves in accordance with generally accepted accounting principles applied on a consistent basis.

         (r) FIXED ASSETS. The Fixed Assets are in good condition and working order (normal wear and tear excepted), suitable for the purposes for which they are used in the Business, except for those instances which would not materially and adversely affect the operations of the Business.

         (s) EMPLOYEE BENEFIT PLANS. Except as set forth in Schedule 5(s), neither Seller nor any entity under common control with Seller, within the meaning of section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") or section 4001(a)(14) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan Affiliate"), maintains, is required to contribute to, or is required to provide benefits under, any plan, fund or program providing any pension, profit sharing, deferred compensation, severance pay, bonuses, incentive compensation, stock options, stock purchases, or any other form of retirement or deferred benefit, or any health, accident, dependent care, or other welfare benefit (a "Plan").

              (i) Seller and all Plan Affiliates are in material compliance with all laws and regulations relating to the Plans, including but not limited to material compliance with all provisions of the Code and ERISA relating to the Plans. Neither Seller nor any Plan Affiliate is in default in performing its obligations under any Plan or related agreement and all contributions and other payments required to be made under any Plan with respect to the period prior to the Closing have been made (or reserves adequate for such payments have been set aside). Neither Seller nor any Plan Affiliate has engaged in any non-exempt "prohibited transaction" (as defined in section 4975 of the Code or section 406 of ERISA) with respect to any Plan.

              (ii) Seller has not agreed to any future increases in benefit levels or the creation of new benefits with respect to any Plan.

              (iii) Except as set forth in Schedule 5(s), (A) no Plan is a multiemployer plan (as defined in section 4001(a)(3) of ERISA) (a "Multiemployer Plan"), (B) neither Seller nor any Plan Affiliate has ever been obligated to contribute to a Multiemployer Plan, and (C) no Plan is subject to Title IV of ERISA, and neither Seller nor any Plan Affiliate has ever been obligated to contribute to a Plan which is or was subject to Title IV of ERISA. Neither Seller nor any of its Plan Affiliates has incurred or will incur any liability under Title IV of ERISA arising in connection with the sponsorship of, termination of, or complete or partial withdrawal from, any Plan covered or previously covered by Title IV of ERISA which will become, on or after the Closing Date, an obligation of the Buyer. Neither Seller nor any of its Plan Affiliates has incurred or will incur any liability under any Multiemployer Plan providing welfare benefits which will become, on or after the Closing Date, an obligation of the Buyer.

              (iv) With respect to each Plan which is intended to be a qualified plan under section 401(a) of the Code (a "Qualified Plan"), Seller has received a determination letter from the Internal Revenue Service ("IRS") stating that the Plan does qualify in form with section 401(a) of the Code, as amended by the Tax Reform Act of 1986 and subsequent legislation, and Seller has no reason to believe that any events have occurred since the issuance of such letter which would cause the Plan not to be so qualified. All contributions required to be made to any Qualified Plan have been so made within the time period provided under sections 404(a)(6) and 412 of the Code, and no accumulated funding deficiency (as defined in section 412 of the Code) exists, whether or not waived, with respect to any Qualified Plan.

              (v) Seller has provided to Buyer complete and correct copies of all Plans, related trust agreements, insurance contracts or other related agreements, the current summary plan description for each Plan subject to ERISA, and any similar description of any other Plan, the most recent Form 5500 for each Plan subject to ERISA reporting requirements, and the most recent accountings for any Plan funded through a trust. Seller has provided to Buyer letters signed by (i) an authorized representative of each Plan described in
Section 5(s)(iii) above confirming that Buyer will incur no liability or obligation described in Section 5(s)(iii) or (ii) Seller's counsel describing the steps that such counsel has undertaken to confirm that Buyer will incur no liability or obligation described in Section 5(s)(iii). Seller has provided to Buyer complete and correct copies of the latest actuarial report for its single employer defined benefit pension plan prepared by a fully-qualified actuarial firm.

         (t) CUSTOMERS. Except as set forth in Schedule 5(t), to Seller's Knowledge, it has no reason to believe that any current customer of Seller will not continue to do business with Buyer after the Closing upon substantially the same terms and at such volumes as such customer did business with Seller prior to the Closing. Exhibit B hereto is a complete and accurate list of 1996 Seller Gross Sales to customers of Seller who continued to be customers of Seller as of December 31, 1996.

    6. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller as follows:

         (a) ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and carry on its business as it is now being conducted.

         (b) EXECUTION AND EFFECT OF AGREEMENT. Buyer has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance of Buyer's obligations hereunder have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

         (c) NO CONTRAVENTION. Neither the execution and delivery of this Agreement nor the consummation of the transactions effected hereby will
(i) violate or conflict with any provision of Buyer's Certificate of Incorporation or By-Laws, (ii) (with or without the giving of notice or the lapse of time or both) violate, or result in a breach of, or constitute a default under, or conflict with, or give rise to a right of termination of, or accelerate the performance required by, any of the terms of any agreement, lease, mortgage, indenture or other instrument to which Buyer is a party or by which it is bound, or (iii) violate or conflict with any judgment, decree, order or award of any court, governmental body or arbitrator, or any law, rule or regulation applicable to Buyer.

    7. COVENANTS OF SELLER. From and after the date hereof and until the Closing Date, Seller hereby covenants and agrees that:

         (a) It shall make available for inspection by Buyer or its representatives, during normal business hours, corporate records, books of accounts, contracts, personnel records, price lists, route information, customer lists, correspondence files and all other documents and data reasonably requested by Buyer, upon reasonable advance written notice by Buyer to Seller, relating to the Business, in order to permit Buyer and such representatives to make reasonable inspection and examination of the business and affairs of the Business. They shall further cause the managerial employees, counsel and regular independent certified public accountants of the Business to be available upon reasonable notice to answer questions of Buyer's representatives concerning the business and affairs of the Business, and shall further cause them to make available all relevant books and records in connection with such inspection and examination.

         (b) It shall cause the Business to maintain in full force and effect all of its presently existing insurance coverage, or insurance comparable to such existing coverage, except that all such insurance coverage may be cancelled by Seller with respect to the Business as of the Closing Date.

         (c) It shall (i) cause the business of the Business to be conducted in the ordinary course, consistent with the present conduct of its business,
(ii) use its best efforts to maintain, preserve and protect the Assets and the relationships of the Business with its customers and suppliers, (iii) use its good faith efforts to maintain the employees of the Business, and shall not hire any new employees of the Business outside the ordinary course of business nor provide for any increase in the wages, salaries, compensation or other benefits payable to existing employees of the Business, (iv) maintain the books and records relating to the Business in the usual and ordinary manner, on a basis consistent with past practice, including maintaining appropriate reserves and accruals with respect to the Accounts Receivable, Inventory and Fixed Assets,
(v) refrain from entering into any new contract or renewing any lease relating to the Business and refrain from modifying any material contract or lease relating to the Business other than purchase and sales orders entered into in the ordinary course of business, without the prior written approval of Buyer or except as otherwise contemplated hereby, (vi) comply with all applicable laws, including, but not limited to, Environmental Laws, (vii) refrain from making any dividend or distribution in respect of the capital stock of Seller or making any disposition of any assets relating to the Business other than in the ordinary course of business consistent with past practice, (viii) not voluntarily permit any of the Assets to become subject to any

Lien, other than existing Liens, (ix) not agree to do any of the foregoing, and
(x) not take any action which would cause any of the representations and warranties made by Seller in this Agreement not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

         (d) It shall use commercially reasonable efforts to obtain any required consents to the transactions contemplated hereby and to cause the conditions precedent to the consummation of the transactions contemplated hereby to be satisfied.

         (e) It shall notify Buyer and keep it advised as to (i) any litigation or administrative proceeding pending or, to Seller's Knowledge, threatened against Seller which challenges or seeks to restrain or enjoin the consummation of any of the transactions contemplated hereby; (ii) any damage or destruction of any material Assets; (iii) any loss or prospective or threatened loss by the Business of all or a significant portion of a significant customer's business; and (iv) any event which might reasonably be expected to result in a Material Adverse Effect.

         (f) It shall not, and shall cause its shareholders, affiliates, directors, officers and employees not to, directly or indirectly, solicit, authorize the solicitation of or continue or enter into any negotiations or discussions with or furnish any information to any third party concerning any offer or possible offer from such third party to acquire in any manner all or any portion of the Business or the Assets, whether by way of merger, stock sale, asset sale or otherwise, other than sales of Inventory in the ordinary course of business, or rights to acquire any of the foregoing.

         (g) It shall not, and shall cause its shareholders, affiliates, directors, officers, employees and representatives not to, disclose any confidential, nonpublic information concerning Buyer, this Agreement or the transactions contemplated hereby, unless required to do so by law or legal process or unless mutually agreed upon by Buyer and Seller. In the event that Seller is required to make such disclosures by law or legal process, Seller shall immediately notify Buyer of the existence, terms and circumstances surrounding such a request so that Buyer may seek an appropriate protective order prior to the disclosure of such information. Notwithstanding the foregoing, Seller may disclose such information to its shareholders, directors, officers, employees, representatives and agents who need to know such information for purposes of evaluating and assisting in the transactions contemplated hereby, provided that such persons are advised of the confidential nature thereof.

    8. COVENANTS OF BUYER. From and after the date hereof, and until the Closing Date, Buyer hereby covenants and agrees that:

         (a) It shall not take any action which would cause any of the representations and warranties made by it in this Agreement not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

         (b) It shall use commercially reasonable efforts to cause the conditions precedent to the consummation of the transactions contemplated hereby to be satisfied.

         (c) It shall not, and shall cause its affiliates, directors, officers, employees and representatives not to, disclose any confidential, non-public information concerning Seller, the Business, this

Agreement or the transactions contemplated hereby, unless required to do so by law or legal process or unless mutually agreed upon by Seller and Buyer. In the event that Buyer is required to make such disclosures by law or legal process, Buyer shall immediately notify Seller of the existence, terms and circumstances surrounding such a request so that Seller may seek an appropriate protective order prior to the disclosure of such information. Notwithstanding the foregoing, Buyer may disclose such information to its directors, officers, employees, representatives and agents who need to know such information for purposes of evaluating and assisting in the transactions contemplated hereby and to their lenders, provided that such persons are advised of the confidential nature thereof. The restrictions contained in this Section 8(c) shall not apply to information concerning the Business after the Closing.

    9. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. The obligation of Buyer to consummate the transactions contemplated hereby on the Closing Date is, at the option of Buyer, subject to the satisfaction of the following conditions:

         (a)  Each of the representations and warranties of Seller contained in
Section 5 hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date (except that representations and warranties that are made as of a specific date need to be true and correct in all material respects only as of such date).

         (b) Seller shall have performed and complied, in all material respects, with the covenants and provisions in this Agreement required to be performed or complied with by it between the date hereof and the Closing Date.

         (c) Seller shall have obtained all required consents to the transactions contemplated hereby, including, without limitation, those set forth on Schedule 5(e) hereto, and shall have arranged for the release of all Liens which encumber any of the Assets.

         (d) Since September 30, 1996, no event shall have occurred which has resulted in or is reasonably likely to result in a Material Adverse Effect.

         (e) No order of any court or other governmental or regulatory body restraining, prohibiting or enjoining the consummation of the transactions contemplated hereby shall be in effect or be threatened or sought by any governmental or regulatory body. No litigation shall be pending which if adversely determined could have a material adverse effect on the Assets or the Business or Buyer as the owner thereof.

         (f) Buyer shall have received each of the certificates, documents, agreements and other instruments set forth in Section 11(c) hereof.

         (g) All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental or regulatory body necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

    10. CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. The obligation of Seller to consummate the transactions contemplated hereby on the Closing Date is, at the option of Seller, subject to the satisfaction of the following conditions:

         (a)  Each of the representations and warranties of Buyer contained in
Section 6 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date.

         (b) Buyer shall have performed and complied in all material respects with the covenants and provisions in this Agreement required herein to be performed or complied with by it between the date hereof and the Closing Date.

         (c) No order of any court or other governmental or regulatory body restraining, prohibiting or enjoining the consummation of the transactions contemplated hereby shall be in effect.

         (d) Seller shall have received each of the certificates, documents, agreements and other instruments set forth in Section 11(d) hereof.

         (e) All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental or regulatory body necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

    11.  THE CLOSING.

         (a) The Closing of the sale of the Assets pursuant to this Agreement (herein referred to as the "Closing") shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, 400 Sansome Street, San Francisco, California 94111 on February 3, 1997, or if later, on the first Monday following the first day on which all of the conditions set forth in Sections 9 and 10 hereof have been satisfied or waived, unless otherwise mutually agreed upon in writing by Buyer and Seller, but in no event later than February 28, 1997. The close of business on the date of Closing is referred to in this Agreement as the "Closing Date".

         (b) All corporate actions and proceedings to be taken and all documents to be executed and delivered by Seller in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Buyer and its counsel. All corporate actions and proceedings to be taken and all documents to be executed and delivered by Buyer in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Seller and its counsel. All corporate actions and proceedings taken and all documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

         (c)  At the Closing, Seller shall deliver to Buyer the following:

              (i) Such bills of sale, titles to vehicles, endorsements, assignments, including assignments and assumptions of leases and other good and sufficient instruments of transfer and conveyance to vest in Buyer title to the Assets, free and clear of all Liens, in accordance herewith;

              (ii) Recent certificates of good standing for Seller issued by the Secretary of State of California and the Franchise Tax Board;

              (iii) An incumbency and specimen signature certificate, dated the Closing Date, from Seller with respect to the officers of Seller executing this Agreement and any other document delivered hereunder by or on behalf of Seller;

              (iv) A certificate of Seller, dated the Closing Date, signed by an executive officer of Seller, certifying as to the matters set forth in Sections 9(a) and (b) hereof;

              (v) A copy of the resolutions adopted by the Board of Directors and shareholders of Seller authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified by a duly authorized officer of Seller, as of the Closing Date;

              (vi) All required consents to the transactions contemplated hereby and releases for all Liens which encumber the Assets;

              (vii) An opinion of Jeffer, Mangels, Butler & Marmaro LLP, counsel to Seller, in substantially the form attached hereto as Exhibit D;

              (viii) The Purchase Price certificate contemplated by
Section 2(a) hereof;

              (ix) A Non-Competition Agreement executed by the Shareholders (other than David Sosnick) in substantially the form of Exhibit E hereto; provided that the term of such agreement shall be: (a) with respect to Ronald Sosnick and Leslie Sosnick, the period commensurate with their employment with Buyer, plus two years; (b) with respect to Craig Sosnick, the period commensurate with his employment with Buyer, plus one year; (c) with respect to Joel Sosnick, the period commensurate with his employment with Buyer; and (d) with respect to all other Shareholders, the period two years after the Closing Date;

              (x) A UCC-1 Financing Statement against Seller listing Buyer as the secured party with respect to the Assets; and

              (xi) Such other documents and instruments as may be reasonably requested by Buyer or its counsel to effectuate the terms of this Agreement.

         (d)  At the Closing, Buyer shall deliver to Seller the following:

              (i) A wire transfer of federal funds to accounts designated by Seller in the amount of the Purchase Price minus the Reserve Amount, the Employee Credit Amount and the Escrow Amount;

              (ii) An assumption agreement pursuant to which Buyer shall assume the liabilities referred to in Section 4(a) hereof;

              (iii) A recent certificate of good standing for Buyer issued by the Secretary of State of Delaware;

              (iv) An incumbency and specimen signature certificate, dated the Closing Date, from Buyer with respect to the officers of Buyer executing this Agreement and any other document delivered hereunder by or on behalf of Buyer;

              (v) A certificate of Buyer, dated the Closing Date, signed by an executive officer of Buyer, certifying as to the matters set forth in Sections 10(a) and (b) hereof;

              (vi) A copy of the resolutions adopted by the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified by a duly authorized officer of Buyer, as of the Closing Date;

              (vii) Employment Agreements with Ronald Sosnick, Leslie Sosnick, Joel Sosnick and Craig Sosnick executed by Buyer in substantially the form of Exhibit F hereto;

              (viii) An Escrow Agreement with Seller executed by Buyer in substantially the form of Exhibit G hereto;

              (ix)   The Purchase Price certificate contemplated by
Section 2(a) hereof; and

              (x) Such other documents and instruments as may be reasonably requested by Seller or its counsel to effectuate the terms of this Agreement.

         (e) Buyer and Seller shall make appropriate adjustments, apportionments, and prorations as of the Closing Date (a) with respect to accrued and unpaid amounts as of the Closing Date under the contracts to be assumed hereunder by Buyer, which accrued and unpaid amounts shall be deducted from amounts owed to Seller hereunder and paid when due by Buyer, (b) in order that Buyer is reimbursed by Seller for the cost of the salaries of Buyer's employees (who were formerly Seller's employees) who assist Seller in tracking the Inventory on or after February 1, 1997, (c) with respect to advance payments or prepaid expenses paid by Seller that relate to the Assets after the Closing and that benefit Buyer after the Closing, which proportionate amounts shall be paid by Buyer with respect to the post-Closing period and (d) with respect to Seller's January vendor incentive payments for the Philip Morris "Masters" Program and the R.J. Reynolds "Partners" Program, which amounts shall be paid to Seller after receipt by Buyer. The net amount owing to or due from Buyer hereunder shall be deducted from or added to any amounts owed to Seller pursuant to Section 2(b).

         (f) Buyer shall have the right to begin removing Inventory which is part of the Assets from Seller's facilities beginning on the Friday night prior to the Closing. In the event that the Closing does not occur on the following Monday, Buyer shall return such Inventory or pay Seller for such Inventory at cost not later than Wednesday. Buyer and Seller acknowledge that The CIT Group/Credit Finance, Inc. will have a security interest in the Assets until such time as the amounts set forth in Section 11(d)(i) have been paid.

         (g)  Seller will apply the amounts received by Seller pursuant to
Section 11(d)(i) to pay Seller's creditors, and Seller represents and warrants that amounts to be paid to Seller under this Agreement will be sufficient to allow Seller to pay off all of Seller's creditors, except amounts owed to trade creditors which are not then past due. Seller agrees that (a) Seller will use commercial best efforts to arrange for a mortgage loan within 30 days of the Closing with respect to the Santa Clara facility owned by Seller in order to provide sufficient funds for Seller to timely pay off all of Seller's creditors,
(b) Seller will not make any
distributions to its shareholders or pay off any notes held by its shareholders prior to paying off all of Seller's creditors and (c) MSC and CCC will not make any intercompany cash distributions or transfers between the two companies prior to paying off all of Seller's creditors, without the consent of Buyer.

    12. FURTHER ASSURANCES. Seller and Buyer shall, whenever and as often as reasonably requested to do so by the other, do, execute, acknowledge and deliver any and all such other and further acts, assignments and transfers and any instruments of further assurance, approvals and consents as are necessary or proper in order to complete, ensure and perfect the sale, transfer and conveyance to Buyer contemplated hereby.

    13. USE OF NAME. Seller agrees that for a period of four (4) months from and after the Closing Date, Buyer may use packaging materials purchased by Buyer hereunder which contain the name "Melvin Sosnick Company" or "Capital Cigar Company" or derivations thereof and otherwise use such names, solely in connection with the sale of products of the Business. Thereafter, Buyer agrees to cease using such names and to cease using or distributing any such packaging materials in any manner.

    14. USE OF FACILITIES. On and after the Closing Date, Buyer shall have the right to use the Sacramento and San Leandro, California and the Reno, Nevada facilities of Seller (the "Facilities"): (i) to store the Assets pending transfer to Buyer's facilities; (ii) dismantle equipment which is part of the Assets, and (iii) in the case of the San Leandro Facility, to operate Buyer's business out of such Facility while Buyer's Hayward facility is being renovated. Buyer shall not operate or make any use of the underground storage tank system presently located at the San Leandro and Sacramento Facilities ("UST Systems"). The UST Systems shall remain permitted in Seller's name and Seller is solely responsible for maintaining the UST Systems and for complying with any applicable rules or regulations. Buyer shall occupy and have all necessary access to the Facilities for the period of Buyer's use, and Buyer shall reimburse Seller for all reasonable out-of-pocket expenses of Seller associated with Buyer's use of the Facilities, including without limitation, utilities, property taxes, insurance and guard services (the "Costs"). No rent or lease payment shall be payable by Buyer with respect to the Facilities for such period of use; provided that if Buyer does not vacate a Facility by the date which is three (3) months after the Closing, Buyer may occupy such Facility up to an additional three (3) months in which case Buyer shall pay reasonable rent during such additional period in an amount to be agreed upon by Buyer and Seller. Seller shall provide Buyer with an itemization of the Costs on a monthly basis which shall be paid by Buyer within fifteen (15) days of receipt thereof.
Seller agrees to maintain adequate insurance on the Facilities (but not on the contents) during the time such Facilities are occupied by Buyer. Buyer shall indemnify and hold harmless Seller against any loss arising directly out of Buyer's use of the Facilities pursuant to this Section 14 to the extent any such loss is not covered by insurance.

    15.  LABOR AND EMPLOYMENT MATTERS.

         (a) On and after the Closing Date, all hiring and staffing decisions in connection with the use of the Assets purchased by Buyer shall be within Buyer's sole and exclusive discretion and control. Buyer agrees to offer employment to at least 200 employees of Seller as of the Closing Date. Those employees of Seller to whom Buyer shall not offer employment or who decline the employment offer of Buyer shall remain in the employ of Seller, or at its option, may be terminated by Seller in accordance with its personnel policies and at its expense. Seller agrees that to the extent the foregoing triggers any notice obligations under the Worker Adjustment and Retraining Notification Act
(WARN), Seller shall be responsible for providing, and shall be liable to any persons or entities who do not receive, any required notices. Employees of Seller who become employees of Buyer by accepting Buyer's offer of employment shall be subject to all rules, regulations, requirements and policies applicable to new hires of Buyer.

         (b) Buyer shall not assume any employment contracts of whatever nature or any obligations arising out of any employment contracts, express or implied, oral or written, individual or collective, between Seller and any of Seller's employees. Nor shall Buyer assume any obligations arising out of any pension benefit, employee welfare benefit, bonus, deferred compensation, stock purchase, stock option, severance, fringe benefit, medical insurance, life insurance or similar plan, policy or program of Seller, whether or not covered or excluded from coverage under ERISA. Seller shall be solely responsible for complying with all of its obligations, if any, to its employees, including compliance with the provisions of ERISA, the Multi-Employer Pension Plan Amendments Act of 1980 (MPPAA), and WARN. Buyer and Seller agree that effective as of the first day on which Buyer employs any of Seller's employees, sponsorship of plan numbers 3 through 5, inclusive, on Schedule 5(s) shall be transferred to Buyer, provided that Seller shall have all liability for any claims incurred (or premiums owing for periods) prior to the date of transfer. Buyer and Seller each shall take all actions determined by Buyer to be necessary or appropriate to effect such transfer.

         (c) Buyer shall not be bound by any labor agreements between Seller and any labor organizations, nor shall Buyer assume any obligations or liabilities whatsoever resulting from any such labor agreements. Buyer shall have no obligation to arbitrate any disputes that may have arisen or may arise in the future under such labor agreements. Buyer shall have no duty to continue or maintain in effect any of the pension, health and welfare or other fringe benefit plans or agreements to which Seller may be a party with any labor organizations. Seller shall assume any and all withdrawal liability under the Multi-Purpose Employer Pension Plan Amendments Act of 1980.

         (d) Seller shall give appropriate and sufficient notification, as may be required by both law and contract, to all of its employees and any of their bargaining representatives of this transaction and of the termination of their employment. Prior to the Closing Date, Seller shall make no promises, representations or guarantees to its employees or their bargaining representatives about the possibility of their being hired or employed by Buyer or Buyer's agents.

         (e) Buyer agrees that those employees of Seller who are hired by Buyer as of the Closing Date shall be credited with one vacation day with respect to their employment with Buyer for each earned and unused PTO or vacation day such employees have with respect to their employment with Seller, up to a maximum credit of 15 vacation days. Seller agrees to pay Buyer at the Closing for each such employee, an amount equal to the number of vacation days to be credited by Buyer to such employee multiplied by such employee's daily rate of salary with Buyer as of the Closing Date, plus an amount equal to Buyer's employment taxes (including FICA, OASDI, FICA-HI, and Nevada SUI) on such salary (collectively, the "Employee Credit Amount"). Buyer shall apply and deduct the Employee Credit Amount owed to Buyer against the Purchase Price to be paid at the Closing. Seller represents that it has provided Buyer with a true and accurate list of the number of earned and unused PTO or vacation days of Seller's employees who are hired by Buyer.

    16.  NON-COMPETITION COVENANTS.

         (a) From and after the Closing Date until the fourth anniversary of the Closing Date, Seller shall not, and shall cause their affiliates and subsidiaries not to, directly or indirectly, (i) within the States of California or Nevada, engage in the business of distribution of tobacco, confectionery, groceries or other consumer items to the convenience retail industry, including, without limitation, mass merchandisers (a "Competitive Business"), (ii) within the States of California or Nevada, render any services to or otherwise assist any person that is engaged in a Competitive Business, (iii) sell, assign or otherwise transfer the names "Melvin Sosnick Company" or "Capital Cigar Company" to a Competitive Business, or (iv) invest in, as principal, partner or stockholder (otherwise than through the ownership of less than 4% of the outstanding voting securities of any corporation which are listed on a national securities exchange or accepted for quotation on The Nasdaq Stock Market), any person, partnership, firm, corporation or other business entity which is engaged in a Competitive Business; provided that Seller may sell any Non-Saleable Inventory or collect any Accounts Receivable returned to Seller pursuant to
Section 2(b). From and after the Closing Date and until the fourth anniversary of the Closing Date, Seller shall not, and shall cause its affiliates and subsidiaries not to, directly or indirectly, solicit for hire any employee, officer, director, executive or consultant currently employed in the Business who thereafter receives an offer of employment from Buyer, or becomes employed by Buyer, after the Closing Date or encourage any such employee, officer, director, executive or consultant to leave such employment; provided that, if Buyer terminates the employment of any such person, Seller may subsequently hire such person in a business which is not a Competitive Business. Following the Closing, Seller shall not, and shall cause its affiliates and subsidiaries not to, directly or indirectly, disclose, divulge, communicate, use to the detriment of Buyer or the Business or for the benefit of any other person or persons, any confidential, proprietary or sensitive information or trade secrets of the Business, including, without limitation, any and all personnel information, know-how, customer lists, route information, price lists or other financial and operating data relating to the Assets and Business being transferred to Buyer, unless required to do so by law or legal process. In the event that such disclosure is required by law or legal process, Seller shall immediately notify Buyer of the existence, terms and circumstances surrounding such disclosure so that Buyer may seek an appropriate protective order prior to the disclosure of such information.

         (b) Seller expressly agrees and understands that the remedy at law for any breach by it or its affiliates or subsidiaries of this Section 16 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, Seller acknowledges that upon a violation of any provision of this Section 16, Buyer shall be entitled to immediate injunctive relief and may obtain a temporary restraining order restraining any threatened or further breach and Buyer shall be further entitled to require Seller to account for and pay over to Buyer all compensation, profits, monies, accruals, or other benefits derived or received by Seller during the period of, and resulting from, the breach of any of the provisions of this Section 16. Nothing contained in this Section 16 shall be deemed to limit Buyer's remedies at law or in equity for any breach of the provisions of this Section 16 by Seller or its affiliates or subsidiaries. Any covenant on Seller's part contained in this Section 16 which may not be specifically enforceable shall nevertheless, if breached, give rise to a cause of action for monetary damages.

         (c) The covenants contained in this Section 16 shall be construed to extend to the separate counties of the States of California and Nevada and to the extent that they shall be illegal and/or unenforceable with respect to any one of such counties, such covenants shall not be affected thereby with respect to each other county, as such covenants are severable and independent with respect to each county.

         (d) The parties hereto acknowledge that the covenants contained in this Section 16 are independent covenants and shall not be affected by performance or nonperformance of any other provision of this Agreement. Seller has carefully considered the nature and extent of the restrictions upon them and their affiliates and subsidiaries and the rights and remedies conferred upon Buyer under this Section 16, and Seller has independently consulted with their counsel and after such consultation acknowledges and agrees that the covenants set forth in this Section 16 are reasonable in time and territory, are designed to eliminate competition that would otherwise be inequitable to Buyer and the Business, are fully required to protect the legitimate interests of Buyer and do not confer a benefit upon Buyer disproportionate to the detriment to Seller and their affiliates and subsidiaries. It is the desire and intent of the parties that the provisions of this Section 16 shall be enforced to the fullest extent permissible under applicable law.

    17.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

         (a)  Each of the representations and warranties contained in Sections
5 and 6 hereof shall survive the Closing and remain in full force and effect for a period of two years following the Closing Date, except that the representations and warranties contained in Sections 5(d), 5(g), 5(1) and 5(m) hereof shall survive until the expiration of the applicable statutes of limitations periods. Any claim for an Indemnifiable Loss (as hereinafter defined) asserted within such period of survival as herein provided will be timely made for purposes hereof.

         (b) Unless a specified period is set forth in this Agreement (in which event such specified period will control), the covenants contained in this Agreement will survive the Closing and remain in effect indefinitely.

    18. CERTAIN DEFINITIONS. For purposes of this Agreement, (i) "Indemnity Payment" means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement, (ii) "Indemnitee" means any person or entity entitled to indemnification under this Agreement, (iii) "Indemnifying Party" means any person or entity required to provide indemnification under this Agreement,
(iv) "Indemnifiable Losses" means any and all damages, losses, liabilities, obligations, costs and expenses, and any and all claims, demands or suits (by any person or entity including, without limitation, any governmental entity) including, without limitation, the costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto and including reasonable attorneys' fees and expenses in connection therewith, and (v) "Third Party Claim" means any claim, action or proceeding made or brought by any person or entity who or which is not a party to this Agreement or an affiliate of a party to this Agreement.

    19.  INDEMNIFICATION.

         (a) Subject to Sections 17 and 20 hereof, Seller shall indemnify, defend and hold harmless Buyer and its affiliates and subsidiaries and their respective directors, officers, partners, employees, agents and representatives from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of:

              (i) any breach by Seller of any of the representations, warranties or covenants on the part of Seller contained in this Agreement;

              (ii) the conduct of the Business or any portion thereof or the ownership of the Assets on or prior to the Closing Date; and

              (iii) any and all liabilities or obligations of Seller or the Business relating to the Excluded Assets or the Excluded Liabilities or which are not otherwise expressly assumed by Buyer under Section 4(a) hereof or as otherwise provided in this Section 19.

         (b) Subject to Sections 17 and 20 hereof, Buyer shall indemnify, defend and hold harmless Seller and its affiliates and subsidiaries and its directors, officers, partners, employees, agents and representatives from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of:

              (i) any breach by Buyer of any of the representations, warranties or covenants on the part of Buyer contained in this Agreement; and

              (ii) the conduct of the Business or any portion thereof or the ownership of the Assets following the Closing Date.

         (c) Any claims for indemnification pursuant to Section 19(a) shall be satisfied first from the Escrow Amount prior to satisfying claims for indemnification directly from Seller, and any claims for indemnification pursuant to Section 19(a)(i) with respect to any breach of Section 5(p) or 5(q) shall be satisfied first from the Reserve Amount prior to satisfying claims for indemnification directly from Seller.

         (d) Seller shall have no liability under Section 19(a) with respect to Third Party Claims unless and only to the extent that the aggregate amount of Indemnifiable Losses for which indemnification is claimed thereunder exceeds $100,000. Buyer shall have no liability under Section 19(b) with respect to Third Party Claims unless and only to the extent that the aggregate amount of Indemnifiable Losses for which indemnification is claimed thereunder exceeds $100,000.

    20.  DEFENSE OF CLAIMS.

         (a) If any Indemnitee receives notice of the assertion or commencement of any Third Party Claim against such Indemnitee with respect to which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof. Such notice will describe the Third Party Claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnitee, to assume, the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense.

         (b) If, within 30 calendar days after giving notice of a Third Party Claim to an Indemnifying Party pursuant to Section 20(a), an Indemnitee receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 20(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within 30 calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps or if the Indemnifying Party has not undertaken fully to indemnify the Indemnitee in respect of all Indemnifiable Losses relating to the matter, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnitee, which shall not be unreasonably withheld, the Indemnifying Party will not enter into any settlement of any Third Party Claim.

    21. BULK SALES COMPLIANCE. Seller and Buyer shall each use their respective commercially reasonable efforts to assure compliance with the provisions of applicable state law relating to bulk transfers in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing herein shall estop or prevent either Buyer or Seller from asserting, as a bar or defense to any action or proceeding brought under any law relating to bulk transfers that such law is not applicable to the transactions contemplated by this Agreement. Seller shall indemnify Buyer from and hold it harmless against any liabilities, damages, costs and expenses resulting from or arising out of the parties' failure to comply with the so-called "bulk sales law" or any other similar laws in any jurisdiction in respect of the transactions contemplated by this Agreement. In addition, Seller will indemnify and hold Buyer and its successors and assigns harmless on an after-tax basis against any and all damages, claims, losses, liabilities and expenses, including, without limitation, reasonable legal, accounting and other expenses, arising from the failure by Seller to make any required payments to Seller's creditors.

    22. TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated: (a) at any time on or prior to the Closing Date, by the mutual consent in writing of Buyer and Seller, (b) by either Buyer or Seller, if there has been a material misrepresentation or breach of any covenant or agreement in this Agreement on the part of the other and such breach has not been cured within a reasonable period after notice thereof, or (c) automatically if the Closing does not occur on or prior to February 28, 1997. In the event that this Agreement shall be terminated pursuant to this Section 22, (i) Buyer and Seller shall promptly return any and all confidential, nonpublic information concerning the other, and neither party shall retain any copies thereof, and (ii) all further obligations of the parties under this Agreement (other than Sections 7(g), 8(c) and 29 hereof) shall terminate without further liability of either party to the others; provided that nothing herein shall relieve any party from liability for breach of this Agreement.

    23. BROKERAGE AND FINDER'S FEES. Seller represents and warrants to Buyer that no person is or will be entitled to any brokerage commissions or finder's fees in connection with the transactions described in this Agreement as a result of any action taken by Seller or any Shareholder, except for Eagle Partners, whose fees and expenses will be solely the responsibility of Seller. Buyer represents and warrants that no such commissions or fees are or will be due to any person in connection with such transaction as a result of any action taken by Buyer. Each of the parties hereto agrees to indemnify and hold harmless the others from and against any claims or causes of action asserted by any third persons for brokerage commissions or finder's fees (including any reasonable attorneys' fees and expenses incurred in connection therewith) in connection with the transactions described in this Agreement as a result of any action or alleged action taken by or on behalf of the indemnifying party.

    24. NOTICES. Any notices or communications required or permitted hereunder shall be sufficiently given if in writing and personally delivered, telecopied or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by a nationally recognized overnight courier service, addressed as follows or to such other address as any party shall have specified in conformity with the foregoing:

         (a)  If to Buyer, to:

              Core-Mark International, Inc.
              395 Oyster Point Boulevard - Suite 415
              South San Francisco, California 94080
              Attention: Gary Walsh
              Telecopy No.: 415-589-4010

         with a copy to:

              Orrick, Herrington & Sutcliffe LLP
              400 Sansome Street
              San Francisco, California 94111
              Attention: Geoffrey P. Leonard, Esq.
              Telecopy No.: 415-773-4276

         (b)  If to Seller or any Shareholder to:

              Melvin Sosnick Company
              2561 Grant Avenue
              San Leandro, California 94574
              Attention: Ronald Sosnick
              Telecopy No.: 510-481-0530

         with a copy to:

              Jeffer, Mangels, Butler & Marmaro LLP
              One Sansome Street
              San Francisco, California 94104
              Attention: Randall Dick, Esq.
              Telecopy No.: 415-398-5584

              Jeffer, Mangels, Butler & Marmaro LLP
              2121 Avenue of the Stars
              Los Angeles, CA  90067
              Attention: William Capps, Esq.
              Telecopy No.: 310-203-0567


    25.  ENTIRE AGREEMENT.  This Agreement, including the Exhibits and
Schedules hereto represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, including that certain letter agreement, dated December 20, 1996, between Seller and Buyer. This Agreement shall be a valid and binding agreement whether or not it is executed by David Sosnick. This Agreement cannot be amended, supplemented or changed, nor can any provision hereof be waived, except by a written instrument signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

    26. SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of the other and any attempted assignment without the required consent shall be void, except that Buyer may without such consent assign this Agreement or any of its rights or obligations hereunder to one or more affiliates of Buyer; provided, that no such assignment by Buyer shall relieve Buyer of any of its obligations hereunder.

    27. SECTION HEADINGS. The section headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    28. APPLICABLE LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California, without regard to the principles thereof relating to conflict of laws.

    29. EXPENSES. Whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby. Any and all conveyance, deed, excise, stamp, sales, use, recording, transfer or similar taxes or fees with respect to the sale of the Assets hereunder shall be paid by Seller and the parties hereto shall cooperate to obtain any applicable exemption certificates.

    30. SEVERABILITY. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

    31. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first written above.

    CORE-MARK INTERNATIONAL, INC.


                                            By /S/  Gary L. Walsh
                                                     -------------
                                              Name: Gary L. Walsh
                                              Title: Chairman and CEO


                                            MELVIN SOSNICK COMPANY


                                            By /S/  Ronald Sosnick
                                                     --------------
                                              Name: Ronald Sosnick
                                              Title: CEO


                                            CAPITAL CIGAR COMPANY


                                            By  /S/  Ronald Sosnick
                                                      --------------
                                              Name:  Ronald Sosnick
                                              Title: CEO


                                            SHAREHOLDERS:

                                            RONALD SOSNICK
                                            As a Shareholder and a Trustee of
                                            the Melvin Sosnick Voting Trust and
                                            the Capital Cigar Voting Trust


                                            /S/  Ronald Sosnick
                                                  --------------


                                            LESLIE SOSNICK
                                            As a Shareholder and a Trustee of
                                            the Melvin Sosnick Voting Trust and
                                            the Capital Cigar Voting Trust


                                            /S/  Leslie Sosnick
                                                  --------------

                                            CRAIG SOSNICK
                                            As a Shareholder and a Trustee of
                                            the Melvin Sosnick Voting Trust and
                                            the Capital Cigar Voting Trust


                                            /S/  Craig Sosnick
                                                  -------------

                                            GARY SOSNICK


                                            /S/  Gary Sosnick
                                                  ------------

                                            SUSAN SABES


                                            /S/  Susan Sabes
                                                  -----------

                                            SYLVIA SOSNICK
                                            As the Trustee of the Peter Sosnick
                                            Trust


                                            /S/  Sylvia Sosnick
                                                  --------------

                                            SYLVIA SOSNICK


                                            /S/  Sylvia Sosnick
                                                  --------------

                                            JEFFREY SOSNICK


                                            /S/  Jeffrey Sosnick
                                                  ---------------

                                            DAVID SOSNICK




                                            JOEL SOSNICK


                                            /S/  Joel Sosnick